                                                                    Exhibit 99.1

PLATINUM Technology,


For Press Inquiries:                                   For Investor Inquiries:
---------------------------                            -------------------------
Keith Reehl                  Laura Schonemann          Maria McAuslan
PLATINUM technology, inc.    Cunningham Communication  PLATINUM technology, inc.
(630) 691-0681               (617) 494-8202, x. 4218   (630) 691-0771
reehl@platinum.com           lschonemann@ccipr.com     invest@platinum.com
---------------------------  ------------------------  -------------------------


FOR IMMEDIATE RELEASE


            PLATINUM TECHNOLOGY'S THIRD QUARTER REVENUES GROW 31%,
                   EARNINGS PER SHARE INCREASES 35% TO $0.23


OAKBROOK TERRACE, IL -- October 15, 1998 -- PLATINUM technology, inc. (Nasdaq:
PLAT) today announced its financial results for the third quarter ended September 30, 1998. Revenues for the quarter reached $250.3 million, a 31% increase over revenues of $190.8 million for the same period in 1997. Net income for the quarter from continuing operations, excluding acquired in-process technology charges, also increased to $21.6 million, or $0.23 per diluted share, from $13.8 million, or $0.17 per diluted share for the same period last year. Giving effect to these charges, net income for the quarter was $19.4 million, or $0.21 per share. Acquired in-process technology charges for the third quarter ended September 30, 1998 were $2.2 million, or $0.02 per share.

For the nine months ended September 30, 1998, PLATINUM posted revenues of $653.5 million, up 32% from revenues of $496.2 million for the same period in 1997. Excluding charges for merger costs and acquired in-process technology, net income from continuing operations for the first nine months of 1998 grew to $37.4 million, or $0.41 per share, from $10.7 million, or $0.13 per share, for the comparable prior-year period. Including these charges, the net loss from continuing operations for the nine months ended September 30, 1998 was $35.2 million, or $0.42 per share, as compared to $84.8 million, or $1.10 per share, for the same period last year.

"We are extremely pleased that we have been able to meet or exceed earnings expectations for the ninth consecutive quarter," said Andrew J. "Flip" Filipowski, president and chief executive officer. "Our performance is a direct result of having built a global enterprise with a balanced product portfolio."

"We remain on course and have created an enduring, thriving independent software company. PLATINUM is one of the few leaders in the industry able to anticipate customer needs, acquire and integrate the necessary technology components, and deliver complete product suites to a global market," Filipowski added.

                                    -more-
PLATINUM technology, inc.
1815 S. Meyers Road, Oakbrook Terrace, IL 60181
630.620.5000  800.442.6861   Fax 630.691.0710
www.platinum.com

PLATINUM technology, inc.                                            Page 2 of 7



"Having a broad product and services offering continues to be a key competitive advantage to attracting new customers and maintaining strong long-term customer relationships," said Filipowski. "Additionally, our global diversity and breadth of products allows us to even out the ebb and flow of sales between international and domestic markets and between product categories."

"Management remains focused on our stated goal of delivering operating margins of over 10% for 1998," said Michael Cullinane, executive vice president and chief financial officer. "Our performance this quarter demonstrated our ability to maintain an aggressive posture while continuing to successfully control costs in both existing and newly integrated businesses. As we enter the fourth quarter, historically PLATINUM's strongest, we are confident about our performance but are cognizant of the market's perception of the economic and financial market vulnerabilities."


THIRD QUARTER HIGHLIGHTS:
-------------------------


Customer Wins

During the third quarter, PLATINUM secured 32 "million-plus" dollar license and service agreements worldwide up from 25 in the same quarter last year. The deals executed in this quarter include:

 .  Canada Life Assurance
 .  PJM Interconnection
 .  Southern Company Services
 .  Total System Services, Inc.
 .  Republic Industries, Inc.


Industry Recognition

 . Recognized by DM Review, the leading data warehouse publication, as one of four top data warehousing vendors along with IBM, Oracle, and SAS Institute. More than 600 DM Review readers ranked PLATINUM as a vendor of choice based on product usage and vendor relationship.

 . Recognized by the International Engineering Consortium with InfoVision Award for excellence in 3D visualization, reinforcing PLATINUM's leadership in Web-enabled 3D technology. PLATINUM's VRCreator was chosen based on its innovation, uniqueness, market impact, customer benefits, and value to society.

 .  Delivered CEO Keynote at COMDEX/Enterprise in San Francisco. Andrew "Flip"
   Filipowski discussed his views on information technology, which has been recognized as a driving force capable of powering organizations to unparalleled global success.


Strategic Partnerships
Microsoft:

 . Extended collaborative development agreement in enterprise metadata management to deliver the next version of Microsoft Repository, representing continued success in the PLATINUM/Microsoft alliance.

 . Signed bundling agreement to ship PLATINUM ProVision's "quick start agent" with each copy of Microsoft's Windows NT 5.0 operating system, maximizing PLATINUM's access and visibility to millions of Microsoft NT users.

                                    -more-

PLATINUM technology, inc.                                            Page 3 of 7


 . Announced PLATINUM application lifecycle and data management tool support for the Microsoft Visual Studio 6.0 development system for the creation and management of enterprise applications. The alliance will dramatically speed development and improve management of enterprise-wide applications for millions of developers utilizing Visual Studio construction tools.


Symantec:

 . Entered into a strategic business alliance that will benefit customers through expanded product and service offerings in key IT areas, including security and application development.

 . PLATINUM will offer Symantec's Norton AntiVirus as an extension of its enterprise information security and desktop management solutions.

 . PLATINUM will also become a preferred consulting and education provider in support of Visual Cafe for Java Enterprise Suite, Symantec's development tool for building Java-based applications.


New Business Unit
Internet Commerce:
 . Launched new Internet Commerce Division to deliver enterprise-class solutions for electronic-business.

 . PLATINUM is now positioned as a leading industry source for Internet solutions to quickly exploit new market opportunities, streamline internal business processes, and strengthen sales and distribution.

 . The new division consolidates PLATINUM's comprehensive products, services, and talent for building and managing enterprise-class Internet systems and applications.

 .  Integrated the technology and talent from Cosmo Software and Intervista
   Software into PLATINUM, accelerating plans to deliver powerful 3D-enabled enterprise computing solutions and driving advances in Internet and visualization technology.

 . Announced the availability of PLATINUM Raveler, the industry's first Web infrastructure management solution that addresses content creation, deployment, production, and measurement.

 . Forrester Research recently reported that the average number of pages for Web sites in large organizations increased 280 percent within the last year while Web site teams grew minimally. This challenge is exacerbated by the need to integrate multiple data types, including audio and video, and perform rapid content updates.


Acquisitions

 . Signed definitive agreement to acquire MEMCO Software, Ltd., a leading provider of information security software which will expand PLATINUM's security product portfolio, professional service, and development expertise, establishing PLATINUM as the dominant force in the enterprise security market. Company expecting deal to close January, 1999.

 . On September 9, 1998 MEMCO and PLATINUM filed Hart-Scott-Rodino Notification and Report Forms for the proposed PLATINUM acquisition of MEMCO. On October 9, 1998, the Department of Justice issued a request for additional information for documents related to the acquisition. This request extends the waiting period until twenty days after PLATINUM and MEMCO have provided the requested information, during which time the proposed acquisition may not be consummated. PLATINUM and MEMCO are continuing to proceed based on their original schedule, which provides for closing of the acquisition in the beginning of 1999. The parties intend to promptly respond to the Department of Justice and continue to be committed to the transaction.

                                    -more-

PLATINUM technology, inc.                                            Page 4 of 7



PRODUCTS AND SERVICES
Global Consulting and Education:

 . Announced IT training for Microsoft Certified Systems Engineer (MCSE) exam preparation, addressing the industry-wide shortage for IT expertise, including Internet and Microsoft Windows NT skills.

 . Announced that Unisys Corporation selected PLATINUM to provide MCSE certification training through 1999 to existing field personnel and new hires.

Application Lifecycle:

 . Entered a strategic alliance with james martin + co, a worldwide IT management and consulting firm, to offer the industry's premier process and project management solution. Gartner Group rates PLATINUM and james martin + co as the leaders in application development process management. PLATINUM will become the primary provider of james martin + co's acclaimed library of application development processes, to provide customers with a unique collection--in breadth, depth, and quality--of process guidance for IT projects.

 .  Announced PLATINUM's ERwin Link for PeopleSoft to help customers streamline
   PeopleSoft integration with other enterprise resource planner systems, accelerate customization, and minimize risks of modifying PeopleSoft implementations. The new tool satisfies a major PeopleSoft and ERwin user demand for a solution that provides accurate, detailed documentation in a widely accepted format.

Data Warehousing and Year 2000:

 . Announced DecisionBase for SAP, PLATINUM's complete data transformation and movement solution. Reinforced leadership in providing open, end-to-end data warehousing for the enterprise.

 . Delivered industry's only desktop Year 2000 solution enabling users to automatically fix files and prevent errors on multiple desktop applications. TransCentury Office also enables IT to control Year 2000 desktop efforts through intranet deployment. With more than 60 million PCs currently in use by corporate and government enterprises, the risk of Year 2000 errors in critical desktop applications could result in millions of dollars of lost revenue and opportunity for organizations worldwide.

Systems Management:

 . Announced additional offerings to be included in ProVision, PLATINUM's integrated solution for Enterprise Management. ProVision now enables organizations to effectively manage: desktops, applications, networks, databases, and servers. Also announced integration with key third-party environments, including the Tivoli Management Framework and SAP R/3 applications.


ABOUT PLATINUM TECHNOLOGY

PLATINUM technology, headquartered in Oakbrook Terrace, Illinois, had 1997 revenues of $739 million. PLATINUM provides software and services that help IT organizations manage and improve the IT infrastructure. Solutions include database and systems management, data warehousing and decision support, application lifecycle, Internet commerce, and Year 2000 reengineering. For information, visit www.platinum.com.

                                     # # #

All PLATINUM technology, inc. product names and product category names are trademarks of PLATINUM technology, inc. Other company names and product names referenced herein may be trademarks or registered trademarks of the respective corporation.

                                   - more -

PLATINUM technology, inc.                                            Page 5 of 7



SAFE HARBOR PROVISION:

This press release contains certain "forward-looking statements," including the statement regarding revenue growth and operating margin objectives for 1998, that reflect PLATINUM's expectations regarding its future growth, results of operations, performance, and business prospects and opportunities. Words such as, "estimates," "believes," "anticipates," "plans" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect PLATINUM's current beliefs and are based on information currently available to PLATINUM. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause PLATINUM's actual growth, results, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include PLATINUM's ability to develop and market existing and acquired products for the IT infrastructure market; PLATINUM's ability to successfully integrate its acquired products, services and businesses and continue its acquisition strategy; risks related to the Year 2000 challenge; PLATINUM's ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the IT infrastructure and professional services markets; currency exchange rate fluctuations, collection of receivables, compliance with foreign laws and other risks inherent in conducting international business; risks associated with conducting a consulting services business; the risk of product bugs; general economic and business conditions, which may reduce or delay customers' purchases of PLATINUM's products and services; charges and costs related to acquisitions; and PLATINUM's ability to protect its proprietary software rights from infringement or misappropriation, to maintain or enhance its relationships with relational database vendors, and to attract and retain key employees. PLATINUM is not obligated to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.


BALANCE SHEET AND STATEMENT OF OPERATIONS FOLLOW

                                   - more -

                           PLATINUM technology, inc.
                           STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                                         Three Months Ended              Nine Months Ended
                                                            September 30,                   September 30,
                                                    ----------------------------    ----------------------------
                                                       1998              1997          1998              1997
                                                    ----------        ----------    ----------        ----------
Revenues:
   Software products                                 $ 138,793         $ 107,050     $ 343,654         $ 260,419
   Maintenance                                          43,165            35,095       124,782           102,159
   Professional services                                68,368            48,665       185,043           133,604
                                                    ----------        ----------    ----------        ----------
      Total revenues                                   250,326           190,810       653,479           496,182
                                                    ----------        ----------    ----------        ----------

Costs and expenses:
   Professional services                                61,376            42,853       166,529           122,019
   Product development and support                      61,048            51,520       178,018           150,439
   Sales and marketing                                  82,240            67,212       217,054           184,805
   General and administrative                           16,617            14,699        49,430            38,983
   Restructuring and other one-time charges                 -                 -             -             69,576
   Merger costs                                             -                 -         39,965             3,706
   Acquired in-process technology                        2,150                -         32,615            17,164
                                                    ----------        ----------    ----------        ----------
      Total costs and expenses                         223,431           176,284       683,611           586,692
                                                    ----------        ----------    ----------        ----------

Operating income (loss)                                 26,895            14,526       (30,132)          (90,510)
Other income, net                                        1,710             5,534        11,729            14,721
                                                    ----------        ----------    ----------        ----------

Income (loss) from continuing operations before
   income taxes                                         28,605            20,060       (18,403)          (75,789)
Income taxes                                             9,220             6,295        16,754             3,962
Income taxes- one-time adjustment
   of deferred taxes                                        -                 -             -              5,070
                                                    ----------        ----------    ----------        ----------

Income (loss) from continuing operations                19,385            13,765       (35,157)          (84,821)
                                                    ----------        ----------    ----------        ----------

Discontinued Operations:
   Loss from continuing operations, net of
      tax benefit                                           -               (580)           -             (1,858)
   Gain on disposal, net of taxes                           -                833            -                833
                                                    ----------        ----------    ----------        ----------

Net income (loss)                                    $  19,385         $  14,018     $ (35,157)        $ (85,846)
                                                    ==========        ==========    ==========        ==========

Net income (loss) per share - basic                  $    0.23         $    0.18     $   (0.42)        $   (1.11)
                                                    ==========        ==========    ==========        ==========

Net income (loss) per share - diluted                $    0.21         $    0.17     $   (0.42)        $   (1.11)
                                                    ==========        ==========    ==========        ==========

Shares used in computing per share amounts - basic      85,568            78,253        82,965            77,457
                                                    ==========        ==========    ==========        ==========

Shares used in computing per share amounts - diluted   101,093*           82,437        82,965            77,457
                                                    ==========        ==========    ==========        ==========


* The diluted weighted average shares outstanding for the three months ended September 30, 1998 reflect common stock equivalents, including the convertible subordinated notes due 2002. In computing diluted earnings per share for this period, tax-effected interest expense of $1,358 was added back to net income to reflect the assumed conversion of these notes.

                           PLATINUM technology, inc.
                           CONDENSED BALANCE SHEETS
                                (In thousands)


                                                   September 30,  December 31,
                                                       1998           1997
                                                   -------------  ------------
ASSETS

Current assets:
    Cash and cash equivalents                       $   110,809    $ 233,024
    Short-term investment securities                    144,567       79,699
    Trade accounts receivable                           248,753      227,964
    Installment accounts receivable                      31,685       30,043
    Other current assets                                 52,052       37,843
                                                    -----------    ---------
        Total current assets                            587,866      608,573
                                                    -----------    ---------

Non-current investment securities                        28,290       45,481
Property and equipment                                   90,179       92,165
Purchased and developed software                        152,258      117,213
Excess of cost over net assets acquired                  62,338       52,759
Non-current installment receivables                      66,419       21,912
Other assets                                             29,784       34,804
                                                    -----------    ---------
        Total assets                                $ 1,017,134    $ 972,907
                                                    ===========    =========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
    Acquisition-related payables                    $    20,470    $  15,717
    Accounts payable                                     22,547       23,294
    Accrued restructuring costs                           3,761        7,391
    Other current liabilities                            94,708       81,182
    Deferred revenue                                    128,580      128,326
                                                    -----------    ---------
        Total current liabilities                       270,066      255,910
                                                    -----------    ---------

Acquisition-related payables                              8,044       18,320
Deferred revenue                                         76,089       60,435
Deferred rent                                             6,553        6,197
Accrued restructuring costs                              10,463       21,930
Long-term obligations                                   268,668      267,239
                                                    -----------    ---------
        Total liabilities                               639,883      630,031
                                                    -----------    ---------

Stockholders' equity                                    377,251      342,876
                                                    -----------    ---------

        Total liabilities & stockholders' equity    $ 1,017,134    $ 972,907
                                                    ===========    =========